Exhibit 10.32

CUMMINGS PROPERTIES, LLC

COMMERCIAL LEASE

Cummings Properties, LLC ("LESSOR") hereby leases to Inogen, Inc. (a DE Co.), 859 Ward Drive, Suite 200, Goleta, CA 93111 ("LESSEE"), the following premises, approximately 6,003 square feet (including 15.4% common area) at 500 Cummings Center, Suite 2800, Beverly, MA 01915 ("premises"), for an initial term of three years and two months commencing at noon on May 15, 2024 and currently scheduled to terminate at noon on July 14, 2027 unless sooner terminated or extended as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants, and obligations ('term(s)') shall govern this lease.

1.
RENT. LESSEE shall pay LESSOR base rent of one hundred twenty six thousand sixty (126,060) U.S. dollars per year, drawn on a U.S. bank in monthly installments of $10,505 on or before the first day of each calendar month, without offset or deduction. One monthly rental payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term ("initial rental payment"}, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, MA 01801, or at such other place LESSOR designates in writing. Annual base rent due during each year of this lease and all extensions and amendments thereof shall be increased annually on August 1 by one dollar per square foot over the prior year's base rent, with the first such adjustment occurring on August 1, 2025. LESSEE agrees that the payment of rent on a monthly basis is for the sole benefit and convenience of LESSEE.

2.
SECURITY DEPOSIT. LESSEE shall pay LESSOR a security deposit of $21,000 , drawn on a U.S. bank, upon LESSEE's execution of this lease, which shall be held as security for LESSEE's performance herein and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE, however, LESSOR may apply the security deposit first to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent, in which event LESSEE shall fully restore said deposit forthwith. LESSEE's failure to remit or restore the security deposit shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and the initial rental payment as and when required herein, LESSEE agrees that LESSOR may at its sole option, declare this lease null and void for failure of consideration.
3.
USE. LESSEE shall use the premises only for executive and administrative offices.
4.
REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent a proportionate share (currently 0.27 percent) (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises are a part ("building") or of all buildings located at the "property," which consists of the building, the parcel of land upon which the building is situated, and all other buildings/improvements located thereon) of (i) all increases in the real estate taxes levied against the property, whether such increase(s) is/are due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes, and (ii) all real property surcharges and special assessments levied against the property. In the event of an abatement, LESSOR shall recalculate LESSEE's proportionate share and, net of applicable fees and costs, adjust LESSEE's account. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect for the fiscal year ending June 30, 2024, net of abatements, if any.

5.
UTILITIES. LESSOR shall provide equipment per LESSOR's building standards to heat the premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water, and sewer, and shall use whichever utility service provider LESSOR designates. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered. LESSEE shall also pay LESSOR a proportionate share of all other fees and charges relating to utilities serving a portion of the building, the building, or the property.

6.
COMPLIANCE WITH LAWS. LESSEE and LESSEE's employees, agents, affiliates, callers, contractors, visitors, occupants, and invitees (each, a "LESSEE party'' and together, "LESSEE parties") shall not use the premises in any way that may be unlawful, improper, noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or bylaw ("applicable laws"). LESSEE parties shall fully comply with all applicable laws related to or arising out of their use and occupancy of the premises and any allowed alterations herein, including maintaining Workers' Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE's use and occupancy of the premises.
7.
FIRE, CASUALTY, EMINENT DOMAIN. If a substantial portion of the premises, the building, or the property is substantially damaged by fire or casualty, or is taken by eminent domain, LESSOR may elect to terminate this lease. If such event is not caused or contributed to by any LESSEE party(ies) and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease upon 30 days' prior written notice to LESSOR as and how provided in this lease if LESSOR has not commenced restoration of the premises within 90 days after said event and thereafter continues said restoration to completion. LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.
8.
FIRE INSURANCE. No LESSEE party(ies) shall permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any applicable laws or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer, or any similar entity. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated.

9.
SIGNS. LESSOR shall, at its expense, identify LESSEE's occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building's directory. LESSEE shall obtain LESSOR's prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR's building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may, at LESSEE's expense, remove and dispose of any sign(s) not properly approved, erected, or maintained.
10.
MAINTENANCE. Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, common areas, and building standard heating and cooling equipment, sprinklers, doors, plumbing, and electrical wiring at the premises, but is not responsible for damage caused by the careless, malicious, willful, or negligent acts of any LESSEE party(ies) or others. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises will be in good order upon delivery by LESSOR. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, moisture, odors, and other materials that may be harmful, and shall not cause the property to be in anything other than a neat and clean condition and shall appropriately dispose of all waste and control pests. LESSEE shall be solely responsible for corrosion and damage to any equipment serving the property that relates to or arises out of the storage, discharge, or use of any substance by any LESSEE party(ies), and for chemical or water damage from any source, except LESSOR's negligence. LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals, except for service animals, therein. If the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. All heating, ventilating, air conditioning, plumbing, and electrical equipment serving areas of the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any "non-building standard" leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE, or a prior occupant, shall be LESSEE's sole responsibility and at LESSEE's expense. All maintenance and other services provided by LESSOR shall occur during LESSOR's normal business hours.

11.
ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any term hereof, LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all or part of the premises, but only with LESSOR's prior written consent in each instance, which consent shall not be unreasonably withheld. LESSEE shall not assign this lease or sublet any part of the premises to any other current, then-current, or prospective tenant of LESSOR, or any affiliate of same. As a condition to any assignment or sublease, a security deposit increase equal to two months of the then-current monthly rent shall be paid to and held by LESSOR. If LESSEE notifies LESSOR of its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE. Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE shall remain liable for the payment of all rent and for the full performance of all terms of this lease and all amendments and extensions thereto.

12.
ALTERATIONS. No LESSEE party(ies) shall make structural alterations, additions, or improvements of any kind to the premises, but LESSEE may make nonstructural alterations, additions, or improvements with LESSOR's prior written consent ("allowed alterations"). Notwithstanding the foregoing sentence, LESSOR's prior written consent shall not be required in connection with nonstructural alterations, the total cost of which is less than $15,000 per year, provided LESSEE informs LESSOR in writing in each instance of LESSEE's proposed work prior to commencing such work. All allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specifications or will be subject to restoration charges.If LESSOR or its agents provide(s) any services or maintenance in connection with allowed alterations and/or the review thereof, LESSEE will promptly pay all applicable invoice(s). Prior to the commencement of any work, LESSEE shall provide security in a form and amount acceptable to LESSOR with respect to any work being performed by, for, or on behalf of LESSEE at the premises. Within 1O days of completion of all applicable allowed alterations, LESSEE shall obtain a final lien waiver from all contractors who performed work at the premises. LESSEE shall not permit any lien(s) to be placed upon the property of which the premises are a part in connection with any work performed or claimed to have been performed by, for, or on behalf of LESSEE, shall cause such lien(s) to be released, bonded off, or otherwise removed forthwith without cost to LESSOR, and shall indemnify and hold harmless LESSOR and OWNER for all costs and expenses, including reasonable attorney's fees, incurred as a result of such lien(s). All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs, or walkways, or otherwise to alter common areas or the exterior of the building. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as required by LESSOR to enable LESSOR to carry out any maintenance, services, or other work described herein.
13.
LESSOR'S ACCESS. LESSOR or its agent(s) may, at LESSOR's sole discretion and at reasonable times upon reasonable notice except in case of emergency enter to: examine the premises; show the premises to others; make repairs and alterations; perform such testing as LESSOR or its agent(s) elect(s) to do for the premises, the common areas, or any other portions of the building; and/or install, maintain, repair, replace, and relocate pipes, ducts, conduits, cables, vents, and similar items to, through, and from the premises. LESSOR or its agent(s) may also, at LESSOR's sole discretion with reasonable notice and at reasonable times, except in case of emergency, and without creating any obligation or liability for LESSOR, but at LESSEE's expense, enter to perform work which LESSEE is required but has failed to do.
14.
SNOW REMOVAL. The plowing of snow from all driveways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, ramps, stairs, and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, LESSEE shall indemnify and hold harmless LESSOR and OWNER from all claims by any LESSEE party(ies) for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises, except for claims directly caused by the negligence of LESSOR.

15.
ACCESS AND PARKING. LESSEE parties may without additional charge park passenger vehicles in parking spaces provided for the building in common with others. The number of spaces used by LESSEE parties, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE's proportionate share of the total spaces for the building. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and any such allowed parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers/containers of any type shall not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle or object belonging to any LESSEE party(ies), at any time. No LESSEE party(ies) shall obstruct any portion of the building or its common areas. LESSOR may record activities at the property with monitored and/or unmonitored cameras; however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE parties, and accepts full responsibility for protecting LESSEE parties and their property.

16.
LIABILITY. LESSEE is solely responsible as among LESSOR, any LESSEE party(ies), and OWNER for personal injuries (including death) and/or property damage, including damage by fire or casualty, arising out of the condition of the property, including the premises and any common areas, or their use, control, or occupancy by any LESSEE party(ies), except for death, personal injuries, and/or property damage directly caused by the negligence of LESSOR. LESSEE shall indemnify and hold harmless LESSOR and OWNER from all liability, including costs, expenses, damages, causes of action, claims, judgments, and attorneys' fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including any parking areas, driveways, stairs, ramps, loading areas, corridors, roofs, walkways, lobbies, atria, elevators, fitness rooms, communications closets, community conference rooms, outdoor areas, and all other areas available for common use at any property managed by LESSOR ("common areas') shall be considered a part of the premises for all liability, insurance, and indemnification purposes when they are used by any LESSEE party(ies).

17.
INSURANCE. LESSEE shall, throughout the term of this lease, maintain at its expense a commercial general liability policy insuring LESSEE, LESSOR, and OWNER against all claims for personal injuries (including death) and/or property damage arising out of the condition of the premises (including any common areas) or their use, control, or occupancy by any LESSEE party(ies), including damage by fire or casualty, such policy to insure LESSEE, LESSOR, and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO form CG 20 26 11 85, ISO form CG 20 11 01 96 (without exclusions), ISO form CG 20 11 04 13 (without exclusions), or another form approved in writing by LESSOR, and each such policy shall be issued by a company(ies) satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR a copy of such policy, together with the declarations page and all applicable riders and endorsements, showing that such insurance is in force, and thereafter will deliver, prior to the expiration of any such policy, notice of renewal of same. A copy of the policy, declarations page, and all applicable riders and endorsements shall be delivered to LESSOR within 10 days of any policy or coverage change. No policy shall be cancelled without at least 1O days' prior written notice to each insured. If LESSEE fails to deliver or maintain such insurance at any time, LESSOR may, without further notice to LESSEE, elect to obtain such insurance, whereupon LESSEE shall cooperate with LESSOR's insurer and pay LESSOR a reasonable charge for such insurance, plus LESSOR's administrative expenses.

18.
BROKERAGE. LESSEE warrants and represents that ii has dealt with no broker, tenant representative, or other third party in connection with this lease except for CBRE, Inc. to which LESSOR shall pay a commission in accordance with a separate agreement. LESSOR warrants and represents that ii has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a third party on its behalf for any extension, amendment, renewal, or expansion of this lease, all fees or commissions shall be the sole responsibility of the party engaging such third party. LESSEE and LESSOR agree that the party who so engages any such third party indemnifies the other against all claims for any such fees or commissions.
19.
SUBORDINATION. This lease shall be subject and subordinate to all mortgages and other like instruments made hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.
20.
DEFAULT AND LIQUIDATED DAMAGES. If (a) any assignment for the benefit of creditors, trust mortgage, receivership, or other insolvency process shall be made or instituted with respect to LESSEE or LESSEE's property, or (b) LESSEE shall default in the observance or performance of any term herein, and such default shall not be corrected within 10 days after written notice to LESSEE as and how provided in this lease, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE's effects, without liability,including for trespass or conversion. If LESSEE defaults in the payment of any rent, thereby committing a substantial breach of this lease, and such breach continues for 1O days after written notice to LESSEE as and how provided in this lease, then if LESSOR terminates the lease, liquidated damages equal to the sum of: (0 all past due rent and other charges as of the date of LESSOR's notice; and (ii) the net present value of the balance of rent due hereunder for the entire remainder of the unfulfilled lease term, using the published prime rate then in effect, shall immediately become due and payable, since such sum is consistent with a reasonable estimate of the damages that might accrue as a result of such breach and is not a penalty. Unless and until LESSOR terminates this lease, no action taken by LESSOR pursuant to this section shall modify or discontinue LESSEE's obligation to pay rent hereunder. Any sums received by LESSOR from or on behalf of LESSEE may at any time be applied by LESSOR, in its sole discretion, first to any unamortized improvements completed for LESSEE's occupancy, then to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent. LESSEE shall pay all invoices within 10 days of the date of such invoice(s). If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due amount equal to one percent of such overdue amount or $50 (whichever is greater) and interest at the rate of 18 percent per annum on any past due amount. LESSEE shall further pay a fee of $50 for the return of any payment for insufficient funds.
21.
NOTICE. All notices under this lease must be in writing and are deemed effective when delivered as follows, each with a receipt therefor: by recognized courier service, certified or registered mail, first class mail, or hand delivery - if to LESSEE, at the premises or such other address designated by LESSEE in writing; and if to LESSOR, at 200West Cummings Park, Woburn, MA 01801, 100 Cummings Center, Suite 107-L, Beverly, MA 01915, or to such other address designated by LESSOR. LESSEE bears all risks associated with its delivery method, including proof of receipt by LESSOR. Time is of the essence in the service of any notice.

22.
OCCUPANCY. If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession, except for the payment of rent. If LESSEE is not regularly occupying the premises, then LESSOR may require LESSEE at LESSEE's expense to relocate from any suites(s) of the premises to another suite(s) of similar size and type at any time upon written notice as and how provided in this lease and on terms comparable to these herein. If any LESSEE party(ies) occupies, controls, or encumbers any part of the premises without LESSOR's prior written permission after the termination of this lease or otherwise beyond the period specified by LESSOR in writing, LESSEE shall be liable to LESSOR for all loss, damages, and/or expenses incurred by LESSOR, including consequential damages, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate equal to two times the greater of: (i) the monthly rent due under this lease for the immediately preceding calendar month or (ii) LESSOR's then-current published one-year rental rate for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. The occupancy, control, or encumbrance of any part of the premises by any LESSEE party(ies) beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR's acceptance of any payments shall not alter LESSEE's status as a tenant at sufferance.
23.
FIRE PREVENTION. LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer, or any similar entity.
24.
OUTSIDE AREA. All items left or stored by LESSEE in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by a disposal firm designated by LESSOR. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's share of all charges associated therewith.

25.
ENVIRONMENT. No LESSEE party(ies) shall interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, in LESSOR's discretion, by reason of odors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at LESSEE's expense employ a professional service to eliminate such interference if determined necessary by LESSOR. No oil, hazardous material, or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR's prior written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, all corrosion and other damage in any way associated with the use, storage, disposal, and/or release of same by any LESSEE party(ies). LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials if any such materials are used or present at the premises.

26.
RESPONSIBILITY. In all events, neither LESSOR nor OWNER shall be liable to anyone, nor shall LESSEE's obligations under this lease be reduced, because of loss, injury, or damage caused in any way by (i) the use, leakage, incursion, discharge, seepage, flooding, or escape of water or sewage in any form or from any source, or (ii) any event beyond LESSOR's immediate control, including the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, strike or other labor trouble, war, disease, contagion, pandemic, civil unrest, governmental preemption of priorities or other controls in connection with a national or other public emergency, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained, or any change in any utility or service provider, and LESSOR is not required to perform any covenant or obligation of this lease during any such event. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect, or consequential damages, including lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.
27.
SURRENDER Upon surrender of the premises, LESSEE shall have removed all of LESSEE parties' goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises together with, unless otherwise instructed by LESSOR in writing: (i) all keys and locks thereto; (ii) all fixtures, equipment, and workstations of any type connected thereto; (iii) all allowed alterations made to or upon the premises by any party; and (iv) all furnishings and equipment that have been bolted, welded, nailed, screwed, glued, or otherwise attached to any wall, floor, ceiling, roof, pavement, or ground, or which have been directly or indirectly wired, ducted, or plumbed to any portion of any building or building system (collectively, (i) through (iv), "leasehold improvements"). The foregoing leasehold improvements include any offices, window blinds, floor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating, and air conditioning equipment, ductwork, exhaust fans, hoods, chillers, solar panels, alternative energy devices and systems, security, surveillance, and fire protection systems, cable trays, telephone systems, racking, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, work benches, millwork, casework, electrical work, including lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects. In no event shall any LESSEE party(ies) remove any leasehold improvement(s) from the premises without LESSOR's prior written approval. Prior to surrender, LESSEE shall, at LESSOR's option, remove or properly terminate and label for future use all telecommunications/data wiring installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from all chemicals, contaminants, and other materials, and in at least the same condition as they were when LESSEE first took possession of the premises, or as they were modified with LESSOR's written consent, reasonable wear and tear only excepted. LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR as, when, and how required herein .All property, including business records, that remains at the premises upon termination of this lease shall, at LESSOR's option, be subject to Section 22 above or be deemed abandoned and be disposed of in LESSOR's sole discretion, without LESSOR being liable for any loss or damage thereto, and at the sole risk and expense of LESSEE. LESSOR may also: remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same without notice at a public or private sale and apply the net proceeds to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, and the premises are cleaned and restored as provided herein.

28.
GENERAL (a) The invalidity or unenforceability of any clause or term of this lease shall not affect or render invalid or unenforceable any other clause or term hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while each is lessor or owner of the premises. (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the claim has accrued. (e) If LESSOR or OWNER is a corporation or other limited liability entity, their respective obligations shall be binding only upon the corporation or other entity and not upon any individual officer, director, shareholder, manager, member, beneficiary, etc. (f) LESSOR represents that the owner of the premises ("OWNER') has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership, or some combination thereof, LESSEE's obligations shall be joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and LESSEE, and their respective heirs, executors, administrators, successors, and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties, which may occur in counterparts, each of which constitutes an original and, when taken together, constitute the entire single agreement between the parties, superseding all prior oral and written agreements, representations, and statements, and without any presumption of construction in favor of or against any party. LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described in Section 3 above, and LESSEE voluntarily waives any frustration of purpose claim or defense in any proceeding regarding same or arising out of any event(s) identified in Section 26 above. G) Except as otherwise provided herein, if for any reason, including any cause beyond LESSOR's immediate control or any event identified in Section 26 above, LESSOR does not deliver possession of the premises when provided herein, unless a delay is caused or contributed to in any way by any LESSEE party(ies), the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE's sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease or any amendment hereof, nor the acceptance of the security deposit or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (I) LESSEE is not entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSOR's con sent as provided for herein, if LESSEE is at that lime in default of any term hereof beyond any applicable notice and cure periods. If this lease terminates pursuant to Section 20 above, LESSEE acknowledges and agrees that this lease may, at LESSOR's election, be reinstated by LESSOR with or without notice to LESSEE, and LESSOR may require one or more conditions prior to reinstatement. (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights hereunder. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any term. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any LESSEE party(ies) to violate such rules or this lease. (p) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any such covenant(s), including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other amounts owed by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, and OWNER each hereby waives all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease or the guaranty. (r) All obligations and agreements of LESSEE shall survive termination of this lease, unless the context does not permit. (s) All remedies set forth in this lease: (i) are in addition to all other remedies LESSOR may have at law or in equity; (ii) are cumulative; and (iii) may be pursued successively or concurrently as LESSOR may elect. The exercise of any remedy by LESSOR is not intended and shall not be construed to be an election of remedies or to preclude LESSOR from exercising any other remedy(ies) in the future. (t) The headings in this lease are for reference only and do not in any way affect the meaning or interpretation of this lease or its terms. (u) See attached Rider to Lease for additional terms.
29.
SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR's buildings (excluding intellectual property, patents, and accounts receivable) to secure the performance of all LESSEE's obligations under this lease and/or any subsequent lease between the parties. LESSEE authorizes LESSOR to file a financing agreement or financing statement and all necessary amendments in connection with this security interest. This security agreement shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease constitutes a default under this security agreement and entitles LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts, and LESSEE will pay all expenses, including reasonable legal and administrative fees incurred by LESSOR in connection therewith. In the event of default, LESSEE shall assist and facilitate LESSOR's exercise of its rights under this section.
~~30.~~
~~AUTOMATIC LEASE EXTENSIONS. The term of this lease will be automatically extended for additional successive periods of three years each unless LESSOR or LESSEE timely notifies the other in writing of either party’s exercise of its option to terminate this section. Such written notice, which is a condition precedent to a party’s ability to opt out of the automatic extension of the lease term, must clearly state that this section is being terminated, must comply with Section 21 above, and must be provided within the following time period: no more than 12 months and no less than six months prior to the expiration of the then-current lease term. Time is of the essence.~~

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this 16th day of April ,2024.

LESSOR: CUMMINGS PROPERTIES, LLC LESSEE: INOGEN, INC.

By: /s/ Stephen J. Drohosky	By: /s/ Jason Somer
Duly authorized	Duly authorized
Jason Somer
Print name

General Counsel
Title

G U A R A N T Y

~~In consideration of LESSOR entering into the above lease with LESSEE (the “lease”), GUARANTOR hereby personally, absolutely, and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all financial and nonfinancial obligations in and arising out of (i) the lease (and all amendments, extensions, and assignments thereof) with respect to the premises therein and all new premises that may become subject to the lease, and (ii) LESSEE’s use or occupancy of any premises managed by LESSOR. This guaranty of payment (as opposed to merely a guaranty of collection) shall be a continuing guaranty, and the personal liability of GUARANTOR shall not be affected, modified, or diminished by reason of (a) any assignment, sublease, amendment, or extension of the lease, (b) any compromise or release of LESSEE’s liability under the lease, including by agreement for judgment, (c) any inaction or omission in respect of the lease, (d) any dealing, transaction, or occurrence between LESSEE and LESSOR, (e) any bankruptcy or other insolvency proceeding of LESSEE, or (f) LESSOR’s failure to notify the undersigned of any default and/or reinstatement of the lease. GUARANTOR’s obligations under this guaranty are joint and several with LESSEE’s obligations under the lease. LESSOR’s rights under the lease and this guaranty are distinct, separate, and cumulative. This guaranty may be enforced directly against GUARANTOR in the first instance without the necessity of any notice of nonpayment or any other notice or demand to which GUARANTOR might otherwise be entitled, all of which GUARANTOR expressly waives, and GUARANTOR shall pay all expenses, including reasonable legal and administrative fees, incurred by LESSOR. No waiver or modification of any provision of this guaranty, nor any termination of this guaranty, shall be effective unless in writing and signed by LESSOR. GUARANTOR waives all rights to a jury trial in any proceeding arising out of the lease or this guaranty. GUARANTOR irrevocably appoints LESSEE as its agent for service of process related to this guaranty. In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this _____________ day of __________________________, 20____.~~

Address:
Signature

Print name:

© 2015, Cummings Properties, LLC. All rights reserved. REV. 01/2024

CUMMINGS PROPERTIES, LLC

STANDARD FORM

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease with Inogen, Inc. and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. SOUTH ESSEX SEWERAGE DISTRICT. V\nth respect to leases in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and O\1\.NER from all liability arising out of any noncompliance of any LESSEE party(ies) with such regulations.

B. ACTIVITY AND USE LIMITATION. Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Woburn (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary sd7ools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, d7ild care, day care and children's learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26, 1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2, 1997 (Book 14299, Page257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), September 17, 2008 (Book 28043, Page 576), and June 20, 2016 (Book 35016, Page 348). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No.1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C.
CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership, or other limited liability entity, LESSEE shall serve written notice to LESSOR as and how provided in this lease within 30 days following the date LESSEE: (a) changes its legal name; (b) merges into or consolidates with a third party; (c) files articles of entity conversion; (d) changes its state of organization/registration or domestication; (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation, or other charter documents; or (f) changes any trustee(s).
~~D.~~
~~REAL ESTATE TAXES. Notwithstanding anything to the contrary in Section 4 above, (a) with respect to leases at 50 Concord Street and 60 Concord Street in Wilmington (only), LESSEE’s proportionate share shall be based on square footage leased by LESSEE as compared with the total leasable square footage leased by LESSEE as compared with the total leasable square footage of the condominium units at the property under common ownership with the unit in which the premises is located.~~
E.
LESSOR, at LESSOR's cost, shall modify the premises according to the mutually agreed upon plan attached hereto before or around May 1, 2024, provided this lease is ~~fully~~ executed no later than 7:00 PM on April 12, 2024. Time is of the essence.
F.
* Notwithstanding the commencement date of this lease, LESSEE may occupy the premises as of noon on May 1, 2024, provided this lease, including final plans and specifications (if any), has been fully executed, the security deposit and the initial rental payment have been fully paid, and LESSEE has produced all required insurance. All other terms of this lease shall apply throughout any such rent-free, early occupancy period. From and after September 1, 2024, rent shall be paid in full monthly installments and otherwise in accordance with Section 1 above.
G.
* Notwithstanding monthly rent as provided in Section 1 above, and provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease, monthly rent due from of May 15, 2024 through July 14, 2024 (only) shall be waived.
H.
Provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease, LESSEE shall have a one-time option to extend this lease, including all terms and escalations herein, for one additional term of three years (the "option term") by serving LESSOR with written notice as and how provided in this lease of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months and no less than six months prior to the expiration of the initial lease term. Time is of the essence.

I.
* Notwithstanding Section 11 above, LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE and the assignee (a) jointly serve LESSOR with prior written notice as and how provided in this lease, together with all required insurance from the assignee, and (b) execute LESSOR' s standard form lease assignment. All other terms of said Section 11 shall govern said assignment in all other respects.

J.
* Notwithstanding anything in this lease to the contrary, in no case may LESSEE assign this lease or sublet any part of the premises to any current, then-current, or prospective tenant of LESSOR, or any affiliate of such current, then-current, or prospective tenant. If LESSOR consents to a sublease or assignment of this lease, LESSEE shall pay LESSOR on or before the first day of each month throughout the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a propo1tionate basis in the case of a sublease of only a portion of the premises. The terms of Section 11 of this lease shall govern subleases and assignments in all other respects.
K.
* At any one time during the initial term of this lease, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease and that at least six full months remain on the term of this lease, LESSEE shall have the option to lease larger space by serving LESSOR with written notice as and how provided in this lease of its election to lease such space. Within 15 business days following LESSOR's receipt of said notice, LESSOR shall deliver to LESSEE LESSOR's then-current standard form lease or amendment to lease for such space in the same or other buildings of LESSOR at LESSOR's then-current published rental rate, for a five-year term, which LESSEE shall execute within three business days of receipt. LESSOR shall have six months from the date said lease or amendment is fully executed to deliver said space. If LESSOR does not deliver said space within said six-month delivery period, LESSEE may elect within 30 days after expiration of said delive1y period, to terminate the unexpired portion of this lease, without penalty, by serving LESSOR with at least two full calendar months' prior written notice as and how provided in this lease. This cancellation option shall be LESSEE's exclusive remedy for any failure by LESSOR to deliver possession of such larger space or any breach by LESSOR of the terms of this paragraph. Time is of the essence.
L.
* During the first six months of the lease (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease, LESSEE may install, at LESSEE's sole expense, an illuminated exterior sign on the building, in a location to be designated by LESSOR and in compliance with LESSOR's design and construction standards and all applicable laws, including all state and local building codes. LESSEE shall obtain all necessary licenses, permits, and approvals for said sign, and LESSOR's written consent as to content, size, graphics, construction, and the like. If applicable, LESSEE shall, at LESSEE's sole expense, install any and all necessa1y structural suppo1i for said sign (e.g., blocking), remove any existing signage, and patch and finish any holes prior to sign installation. Any interfering trees, shrubs, landscaping, and architectural elements may be removed or relocated, also at LESSEE's sole expense, in connection with such sign installation, with prior written approval of LESSOR.
M.
* Following installation, LESSEE shall maintain said sign in good working order and condition. If LESSEE fails to do so, LESSOR may in LESSOR's sole discretion, elect to have said sign repaired or removed from the building at LESSEE's sole expense, and LESSEE shall promptly pay all applicable invoice(s) therefor. Prior to the lease termination or any earlier relocation by LESSEE, unless otherwise instructed by LESSOR, LESSEE shall remove said sign and restore the premises in accordance with LESSOR's building and construction standards. Time is of the essence.

N.
* In the event of any future changes in the size of the premises or the total leasable square footage of the building or of all buildings located at the property, there shall be a corresponding adjustment of LESSEE's proportionate share of any increase in real estate taxes set forth in Section 4 above.

O. * Except in case of emergency, LESSOR's access to the premises will be at such times as not to unreasonably interfere with the normal business operations of LESSEE.

P.
* LESSEE's agreement to subordinate this lease to all mortgages and/or other instruments in the nature of a mortgage now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long as LESSEE is not in default in the payment of rent or any other term hereof.
Q.
* LESSOR warrants that, as of the date of execution of this lease, the property is not encumbered by any mortgage or instrument in the nature of a mortgage.

LESSOR: CUMMINGS PROPERTIES, LLC	LESSEE: INOGEN, INC.

By: /s/ Stephen J. Drohosky	By: /s/ Jason Somer
Duly authorized	Duly authorized
Date: April 16, 2024	Print name: Jason Somer

Title: General Counsel